Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239980

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 30, 2020)

3,333,333 Shares

BIOMERICA, INC.

We are offering 3,333,333 shares of our common stock, $0.08 par value per share, pursuant to this prospectus supplement. The public offering price for each share of common stock is $2.40. Shares of our common stock are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “BMRA”. On March 1, 2023, the closing sale price of our common stock on Nasdaq was $2.69 per share.

The public offering price per share of common stock was determined between us, the underwriter, and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our shares of common stock.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, through brokers in brokerage transactions on The Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

As of March 1, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $32,996,175, which was calculated based on 12,266,236 shares of outstanding common stock held by non-affiliates as of March 1, 2023, at a price per share of $2.69, the last reported sale price of our common stock on Nasdaq on March 1, 2023. In no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of shares of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of shares of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold an aggregate of approximately $2,014,054 of shares of our common stock under our prospectus supplement, dated January 22, 2021, for our “at-the-market” sales program relating to the issuance and sale of shares of our common stock having an aggregate gross sale price of up to $15,000,000. On March 2, 2023, we filed a supplement to such prospectus supplement in order to terminate the continuous offering of shares of our common stock thereunder and suspend our “at-the-market” sales program, effective as of the time of such filing.

	Per Share	Total
Public offering price	$2.400	$7,999,999
Underwriting discounts and commissions(1)	$0.144	$480,000
Proceeds, before expenses, to us	$2.256	$7,519,999
(1)	See the information in the section titled “Underwriting” in this prospectus supplement for a description of the compensation to be received by the underwriter.

Investing in our common stock involves a high degree of risk. You should carefully review and consider the information contained in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement and accompanying prospectus, for a discussion of information that should be considered in connection with an investment in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about March 7, 2023, subject to the satisfaction of certain closing conditions.

Sole Managing Underwriter

Craig-Hallum

The date of this prospectus supplement is March 3, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement forms a part of a Registration Statement on Form S-3 (File No. 333-239980) that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described in the section titled “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompany prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which is incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included in the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Biomerica,” “we,” “us” and “our” refer to Biomerica, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the success, safety and efficacy of our products, product approvals, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “would,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary discusses the key aspects of the offering and highlights certain information appearing elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein. However, it does not contain all of the information you should consider before deciding to invest in our common stock. Before making an investment decision, you should carefully read the entire prospectus, including the information provided (i) in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as such may be updated from time to time by other filings we make with the SEC after the date of this prospectus supplement, and (ii) in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and the related notes, in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the other filings we make with the SEC after the date of this prospectus supplement.

Company Overview

We are a biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point-of-care (physicians’ offices and over-the-counter through drugstores and online) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. Our diagnostic test kits are used to analyze blood, urine, nasal or fecal material from patients in the diagnosis of various diseases, food intolerances and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations. Our products are designed to enhance the health and well-being of people, while reducing total healthcare costs.

Our primary focus is the research,development, commercialization, and in certain cases regulatory approval,of patented,diagnostic-guided therapy(“DGT”)products based on our InFoods® Technology platform that are designed to treat gastrointestinal diseases, such as irritable bowel syndrome(“IBS”),and other inflammatory diseases. These InFoods® based products are directed at chronic inflammatory illnesses that are widespread and common, and as such address very large markets. The first product we are launching using the patented InFoods® Technology is our InFoods® IBS product which uses a simple blood sample and is designed to identify patient-specific foods that, when removed from the diet, may alleviate IBS symptoms such as pain, bloating, diarrhea, cramping and constipation. Instead of broad and difficult to manage dietary restrictions, the InFoods® IBS product works by identifying a patient’s above normal immunoreactivity to specific foods. As such, most patients are only required to remove a small number of foods from their diet that are identified as causing an abnormal immune response. This can help alleviate IBS symptoms. Our plan has been to initially launch our InFoods® IBS product commercially through a CLIA-certified, high-complexity laboratory facility, as a laboratory developed test (“LDT”). During our fiscal quarter ended February 28, 2023, all validation studies within the CLIA lab necessary for the InFoods® IBS product to be commercially sold and run though the CLIA lab as an LDT were successfully completed, and we also had our first patient blood samples sent to the CLIA-certified lab for testing. We are currently working with key gastroenterology (“GI”) physician groups who are interested in offering this product to their patients. As such, we expect to be generating revenues from our InFoods® IBS product during the current fiscal quarter, which ends May 31, 2023.Due to the proprietary (patented) nature of this product and the size of the market, we believe our InFoods® IBS product has the potential to become a significant revenue opportunity.

During fiscal 2022, we completed an endpoint determination clinical trial on our InFoods® IBS product. This trial was conducted at the Mayo Clinic centers in Florida and Arizona, Beth Israel Deaconess Medical Center Inc., a Harvard Medical School Teaching Hospital, University of Texas Health Science Center at Houston, Houston Methodist, the University of Michigan,and other institutions. This trial monitored IBS patients over an 8-week period to determine the efficacy of our InFoods® IBS product to improve the patients’ IBS symptoms or endpoints.The top-line trial results were reported in February 2022. Multiple endpoints demonstrated statistically significant improvements, indicating that the elimination of specific foods may meaningfully reduce the symptoms of IBS in all patient subtypes(including patients with IBS-Constipation, IBS-Diarrhea &IBS-Mixed).The greatest clinical improvements, including but not limited to abdominal pain and bloating, were seen in patients diagnosed with IBS-Mixed and IBS-Constipation, in the top line data.The purpose of the endpoint study was to determine the efficacy of the product. A secondary purpose was to determine the primary symptom endpoint, or endpoints that could be used in a final pivotal trial that will be conducted to attain the validation data needed to apply for U.S. Food and Drug Administration (“FDA”)clearance for the product. While our immediate focus is the sale of this product without FDA clearance, through the CLIA-certified, high-complexity laboratory facility that is currently offering the product as an LDT, we also anticipate seeking FDA clearance for the product. As such, we are in the process of reviewing the complete dataset and selecting the target endpoint(s) to be used in a pivotal trial to attain data that could be used in an FDA submission for the product. We are also preparing the protocols for this trial. The trial is expected to include the large medical institution participants that conducted the endpoint trial, in addition to other new institutions and a clinical research organization.

Following the successful completion and positive results from the Company’s InFoods® IBS clinical trial, we’ve seen significant interest from GI physicians who would like to provide the InFoods® IBS product to their patients immediately. Therefore, while we are proceeding with the work needed to seek FDA clearance for this product, most of our efforts are currently focused on driving revenues of the InFoods® IBS product as an LDT.As such, we are working with large physician groups that have expressed interest in offering the LDT to their IBS patients.

We are also beginning the work of selecting at least one new disease (such as ulcerative colitis or migraines), where there is evidence that certain foods can trigger or contribute to the symptoms found in these indications. We expect any new disease we target will follow a similar development pathway as InFoods® IBS in simultaneously seeking FDA clearance of the product while also initially launching the product as an LDT.

We will also continue to evaluate partnership/licensing opportunities,as they arise,with United States and multinational companies that could help us commercialize the InFoods® products in the United States and overseas.

Our existing medical diagnostic products are sold worldwide primarily in two markets: (1) clinical laboratories and (2) point-of-care(physicians’ offices and over-the-counter drugstores like Walmart and Walgreens). The diagnostic test kits are used to analyze blood, urine, nasal or fecal specimens from patients in the diagnosis of various diseases, food intolerances and other medical complications, by measuring or detecting the existence and/or level of specific bacteria, hormones, antibodies, antigens,or other substances, which may exist in a patient’s body, stools, or blood, often in extremely small concentrations.

During fiscal 2022, we finalized development of our H. Pylori diagnostic test that indicates if a patient is infected with the H. Pylori bacteria. H. Pylori infection is extremely common, and if left untreated, can lead to ulcers and possibly stomach cancers. During our fourth quarter of fiscal 2022, we applied for FDA clearance of this product though a 510(k) premarket submission. We have had several communications with the FDA, answering certain follow-up questions and providing additional data as requested. We are currently collecting and providing additional data as requested from the FDA. Once cleared, we will begin marketing the product in the U.S. market.

Due to the global 2019 SARS-CoV-2 novel coronavirus pandemic, in March 2020 we began developing COVID-19 products to indicate if a person has been infected by COVID-19 or is currently infected. While we initially offered a COVID-19 antibody diagnostic test to determine if a person has previously been infected by the COVID-19 virus, all our COVID-19 revenues in fiscal 2022 and 2023 have come from international sales of our COVID-19 antigen tests that use a patient’s nasal fluid sample to detect if the patient is currently infected with the virus. Due to falling demand, approximately 13% of our revenues during the six months ended November 30, 2022 were from sales of our COVID-19 related products.

Virtually all of our research and development efforts are focused on development and commercialization of non-COVID-19 related products such as our H. Pylori product, and our InFoods® IBS product.

Our non-COVID-19 products, which accounted for approximately 87% of our revenues during the six months ended November 30, 2022,are primarily focused on gastrointestinal diseases, food intolerances, and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Most of our products are CE marked and/or sold for diagnostic use where they are registered by each country’s regulatory agency. In addition, some products are cleared for sale in the United States by the FDA.

Intellectual Property Rights

The United States Patent and Trademark Office has issued the Company two patents with broad claims that protect this InFoods® IBS product. Patents have also been issued in the countries of Australia, Japan, Korea, Mexico, and Singapore. Additional patent application pertaining to the InFoods® IBS product have been filed in the United States and in other countries. We are also developing and have filed patents for products that target other diseases utilizing the InFoods® technology platform which include: functional dyspepsia, Crohn’s disease, ulcerative colitis, gastroesophageal reflux disease, migraine headaches, depression and osteoarthritis. Our first patent to be allowed for a disease/illness other than IBS was allowed in Japan in August 2021. This patent covers the use of our InFoods® technology to diagnose and treat persons suffering from depression.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We have two wholly owned subsidiaries, Biomerica de Mexico, which is used for assembly and manufacturing, and BioEurope GmbH, which acts as a distributor of our products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of this prospectus supplement titled “Description of Capital Stock.”

Issuer	Biomerica, Inc.
Common stock offered by us	3,333,333 shares.
Shares of common stock to be outstanding immediately after the closing of this offering	16,812,746 shares.
Risk factors

Investing in our common stock involves substantial risks. You should carefully read the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “BMRA.”
Use of proceeds

The net proceeds from this offering are expected to be approximately $7,359,999, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, setting up and conducting clinical studies, expanding sales and marketing activities for existing and new products, research and development of new products, acquisitions, capital expenditures, and for other general working capital needs. See the section titled “Use of Proceeds” beginning on page S-9 of this prospectus for additional information.

Unless otherwise indicated, the information in the prospectus supplement is based on 13,479,413 shares of our common stock outstanding as of November 30, 2022, and excludes the following:

•         2,338,616 shares of our common stock issuable upon the exercise of stock options outstanding as of November 30, 2022;

•         174,551 shares of our common stock reserved and available for future issuance under equity incentive plans that have been approved by our board of directors and our shareholders as of November 30, 2022;

•         1,200,000 shares of our common stock reserved and available for future issuance under our 2022 Stock Incentive Plan, which has been approved by our board of directors as of November 30, 2022, and is subject to further approval by our shareholders as of the date of this prospectus supplement; and

•         8,900 shares of our common stock issued and sold in February 2023 under our “at-the-market” sales program, which, as of the date of this prospectus supplement, has been suspended and such offering has been terminated.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent filings with the SEC and in other documents incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. Any such updated risk factors are incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition or results of operations could be materially adversely affected and we may not be able to achieve our goals, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

Certain statements below are forward-looking statements. See the information in this prospectus supplement included in the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Common Stock and this Offering

If you purchase shares in this offering, you will experience immediate dilution of your investment.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. See the section titled “Dilution” on page S-10 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the net proceeds from this offering and may not use them effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our products. We may invest the net proceeds from this offering, pending their use, in a manner that does not produce income or that loses value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Future issuances or sales of our common stock, or the perception in the market that the holders of a large number of our shares intend to sell such shares, could reduce the market price of our common stock, which would reduce the price of our common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Based on the number of shares of our common stock outstanding as of November 30, 2022, and assuming no exercise of outstanding stock options, 16,812,746 shares of our common stock will be outstanding upon the completion of this offering. Of those shares, approximately 1,222,077 are beneficially owned by our executive officers and directors that will be subject to lock-up agreements entered into with the underwriter in connection with this offering, which agreements restrict the sale of shares of our common stock beneficially owned by those parties for a period of 90 days from the closing date of this offering, subject to extension in accordance with the terms thereof. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering will not be subject to lock-up agreements with the underwriter and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction under the Securities Act.

The price of our common stock may continue to fluctuate significantly.

The trading price of our common stock has been volatile recently and over the past several years. We believe our stock price has been, and will continue to be, subject to wide fluctuations in response to a variety of factors, including the following:

•      actual or anticipated fluctuations in our financial and operating results from period-to-period;

•      our actual or perceived need for additional capital to fund our operations, and perceptions about the dilutive impact of our recent and any future financing transactions;

•      perceptions about our financial stability generally, including our ability to sustain our business operations and achieve profitability;

•      our ability to obtain FDA approval of our products and products under development;

•      market acceptance of our current products and products under development, and the recognition of our brand;

•      introduction of proposed products, technologies or treatment techniques by us or our competitors;

•      announcements of significant contracts, acquisitions or divestitures by us or our competitors;

•      regulatory approvals of our products outside of the United States, or the products of our competitors, or the failure to obtain such approvals on the projected timeline or at all;

•      speculative trading practices of market participants;

•      issuance of securities analysts’ reports or recommendations;

•      threatened or actual litigation and government investigations;

•      our ability to hire and retain the key talent needed to successfully execute on our business plan;

•      our ability to maintain compliance with applicable rules and regulations, as needed to manufacture and sell our products, and to operate as a public company;

•      sales of shares of our common stock by our employees, directors or principal stockholders; and

•      general political or economic conditions.

These and other factors might cause the market price of our common stock to fluctuate substantially. Fluctuations on our stock price may negatively affect the liquidity of our common stock, which could further impact our stock price.

In recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. These changes may occur without regard to the financial condition or operating performance of the affected companies. Accordingly, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce the market price of our common stock.

You may experience future dilution as a result of future equity offerings.

We may be required to raise additional capital in the future to fund the growth and operation of our business. To raise additional capital, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the public offering price for the shares in this offering. We may sell shares or other securities in any other offering at prices that are less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price paid by investors in this offering.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of shares of our common stock in this offering will be approximately $7,359,999, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, setting up and conducting clinical studies, expanding sales and marketing activities for existing and new products, research and development of new products, acquisitions, capital expenditures, and for other general working capital needs. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the section titled “Risk Factors” in the documents incorporated by reference in this prospectus supplement. In general, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value at November 30, 2022 was approximately $7,085,201, or approximately $0.53 per share of common stock based on 13,479,413 shares outstanding. After giving effect to the sale of3,333,333 shares of our common stock in this offering at a public offering price of $2.40 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of November 30, 2022 would have been approximately $14,445,200, or approximately $0.86 per share of common stock. This represents an immediate increase in the net tangible book value of $0.33 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.54 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this per share dilution:

Public offering price per share of common stock		$2.40
Net tangible book value per share as of November 30, 2022	$0.53
Increase in net tangible book value per share attributable to this offering	$0.33
As-adjusted net tangible book value per share as of November 30, 2022, after giving effect to this offering		$0.86
Dilution in net tangible book value per share to investors in this offering		$1.54

The above discussion and the information in the related table is based on 13,479,413 shares of our common stock outstanding as of November 30, 2022, and excludes the following:

•         2,338,616 shares of our common stock issuable upon the exercise of stock options outstanding as of November 30, 2022;

•         174,551 shares of our common stock reserved and available for future issuance under equity incentive plans that have been approved by our board of directors and our shareholders as of November 30, 2022;

•         1,200,000 shares of our common stock reserved and available for future issuance under our 2022 Stock Incentive Plan, which has been approved by our board of directors as of November 30, 2022, and is subject to further approval by our shareholders as of the date of this prospectus supplement; and

•         8,900 shares of our common stock issued and sold in February 2023 under our “at-the-market” sales program, which, as of the date of this prospectus supplement, has been suspended and such offering has been terminated.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

UNDERWRITING

We have entered into an underwriting agreement with Craig-Hallum Capital Group LLC as the sole book-running manager and underwriter of the offering. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed, to purchase from us at the public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock set forth opposite its name in the following table:

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	3,333,333

Discounts and Commissions

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $0.0864 per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriter in connection with this offering:

	Per Share	Total
Public offering price	$ 2.400	$ 7,999,999
Underwriting discounts and commissions(1)	$ 0.144	$ 480,000
Proceeds, before expenses, to us	$ 2.256	$ 7,519,999

(1)	The underwriter shall receive an underwriting discount of 6.0% of the aggregate gross proceeds hereunder.

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $75,000. Additionally, we have also agreed to reimburse the underwriter for certain of their expenses in an amount up to $85,000.

Indemnification of Underwriter

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers and directors have agreed not to, without the prior written consent of the underwriter, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock (or enter into any transaction, swap, hedge, or other arrangement with respect to such shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of ninety (90) days from the closing date of the offering.

Tail Fee

In the event that any investors that were contacted about this offering or were introduced to us in connection with this offering by the underwriter provide any capital to us in a public or private offering or capital-raising transaction within six months following the date of completion of this offering, we shall pay the underwriter certain cash compensation on the gross proceeds from such investors.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “BMRA”.

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our shares of common stock during and after the offering. Specifically, the underwriter may create a short position in the shares of common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriter of a greater number of shares than the underwriter is required to purchase in the offering. The underwriter may close out any short position by purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of the shares of common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to any syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of common stock to the extent that it discourages resales of the shares of common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time. The underwriter may also engage in passive market making transactions in our shares of common stock. Passive market making consists of displaying bids on Nasdaq and is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Transfer Agent

The transfer agent for our common stock is Issuer Direct. The transfer agent’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

Listing on Nasdaq

Our common stock is listed on The Nasdaq Capital Market under the symbol “BMRA”.

Electronic Distribution

The prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter and the underwriter may distribute prospectuses and prospectus supplements electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Affiliations

From time to time in the ordinary course of its businesses, the underwriter and certain of its affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations.

The underwriter may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Haskell & White LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended May 31, 2022, that are included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, as set forth in their report, which are incorporated herein by reference. PKF San Diego, LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the fiscal year ended May 31, 2021, that are included in our Annual Report on Form 10-K for the year ended May 31, 2022, as set forth in their report, which are incorporated herein by reference. Such financial statements and related reports have been so incorporated in reliance upon the reports of such firms, given upon their respective authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available from the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a Registration Statement on Form S-3 (File No. 333-239980) filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•         our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, as filed with the SEC on August 29, 2022;

•         our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2022 and November 30, 2022, as filed with the SEC on October 13, 2022 and January 13, 2023, respectively;

•         the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 27, 2022;

•         our Current Reports on Form 8-K, as filed with the SEC on December 9, 2022, December 16, 2022, December 29, 2022, and March 2, 2023;and

•         the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 23, 2016, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Biomerica, Inc.

17571 Von Karman Ave.

Irvine, California 92614

Telephone: (949) 645-2111

Attention: Investor Relations

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

$90,000,000

BIOMERICA, INC.

Common Stock

571,429 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to a primary offering by us, and a secondary offering by the selling stockholder identified in this prospectus.

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $90,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock held by the selling stockholder or issuable upon conversion of shares of our Series A Convertible Preferred Stock, $0.08 par value per share, or our Series A Preferred Stock, held by the selling stockholder. The selling stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

This prospectus provides a general description of the shares of common stock that we and the selling stockholder may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that the selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering.

Any prospectus supplement that we or the selling stockholder provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “BMRA.” On July 17, 2020, the last reported sale price of our common stock was $10.96 per share.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS, CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2020.

0

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $90,000,000. This prospectus also relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock held by the selling stockholder or issuable upon conversion of shares of our Series A Preferred Stock, held by the selling stockholder. The selling stockholder is identified in this prospectus under the heading “Selling Stockholders”. This prospectus provides you with a general description of our common stock that we and the selling stockholder may offer.

All references to “Company” “we,” “our” or “us” refer solely to Biomerica, Inc.

Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement.  To the extent that the selling stockholder resells any shares of our common stock, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. Any prospectus supplement that we or the selling stockholder provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

Neither we, nor any agent, underwriter, dealer, salesperson or other person has authorized any person to give any information  or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus in connection with the offer made by this prospectus, any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus, any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is correct on any date after their respective dates or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any related free writing prospectus may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Our Company

We are a global medical device company that develops, patents, manufactures and/or markets advanced diagnostic and therapeutic products used at the point-of-care (in home and in physicians' offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. The Company's products are designed to enhance the health and well-being of people, while reducing total healthcare costs. Our diagnostic test kits are used to analyze blood, urine, or fecal specimens from patients in the diagnosis of various diseases and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations.

Our primarily focus is on gastrointestinal, food intolerance and inflammatory diseases where the Company has multiple diagnostic and therapeutic products in development. In response to the COVID-19 pandemic, we have lunched various serology tests  that look for the presence of antibodies to the novel Coronavirus (SARS-CoV-2). The antibodies detected by serology tests can indicate that a person has had an immune response to the SARS-CoV-2, whether symptoms developed from infection or the infection was asymptomatic.

Our InFoods® IBS product which is currently in clinical trials in the US, is designed to allow physicians to identify patient specific foods (e.g. eggs, broccoli, wheat, potatoes, corn, etc.), that when removed from the diet, may alleviate or improve an individual's IBS symptoms including, but not limited to, constipation, diarrhea, bloating, pain and indigestion. The InFoods IBS product is a patented diagnostic-guided therapy and is being tested to allow for a patient specific, guided dietary regimen to improve Irritable Bowel Syndrome (IBS) outcomes. An estimated 45 million people in America currently suffer from IBS making it a leading cause for patient doctor visits.

We primarily focus on products for gastrointestinal diseases, food intolerances, diabetes and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Our products are CE marked and/or sold for diagnostic or treatment use around the world where they are registered by each country’s regulatory agency.     In addition, some products are cleared for sale in the

U.S. by the U.S. Food and Drug Administration, or FDA.

We maintain our headquarters in Irvine, California where we house administration, product development, sales and marketing, customer services and some manufacturing operations. A part of our manufacturing and assembly operations is located in Mexicali, Mexico, in order to reduce the cost of manufacturing and compete more effectively worldwide. We have established wholly owned subsidiaries in both Mexico and Germany. We expend considerable funds in research and development of certain new products that diagnose and, in certain cases, are designed to be used as a therapy for several major medical diseases. These products are both internally developed and licensed from others. We utilize experienced technical personnel to improve existing products, develop new products and evaluate and license or purchase technologies owned by third parties that could be implemented into products we sell. We are currently pursuing the development of multiple tests for the gastrointestinal market, and other disease states that pertain to a patient’s food intolerance, as well as several diagnostic tests that identify persons that have been infected with the COVID-19 virus.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety and (ii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement or related free writing prospectus. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you,  we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus.  Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our First Amended and Restated Certificate of Incorporation, Bylaws and our Series A Certificate of Designation, as corrected, the Certificate of Designation. The summary does not purport to be complete and is qualified in its entirety by reference to our First Amended and Restated Certificate of Incorporation, Bylaws, and Certificate of Designation, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of common stock, par value $0.08 per share. As of July 17, 2020, there were 11,752,589 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly- held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our First Amended and Restated Certificate of Incorporation and Bylaws, among other things, prohibit cumulative voting in  the election of directors. The First Amended and Restated Certificate of Incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board of directors or the President or Secretary. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

Preferred Stock

Pursuant to the terms of our First Amended and Restated Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.08 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock,  but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

On February 4, 2020, we filed a Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock with the Secretary of State of the State of Delaware, which designated 571,429 of our preferred stock as Series A Preferred Stock with the powers, preferences and rights set forth therein. As of July 17, 2020, there were 321,429 shares of Series A Preferred Stock issued and outstanding.

Voting Rights.

Except as otherwise provided by Delaware law, other applicable law or as provided in the Certificate of Designations, the holders of our Series A Preferred Stock are not entitled to vote on any matter submitted for a vote of holders of our common stock. The consent of the holders of at least a majority of the outstanding shares of our Series A Preferred Stock will be required to, among other matters, (i) alter, amend or change adversely any rights, preferences, or privileges of our Series A Preferred Stock, (ii) amend our First Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of our Series A Preferred Stock, or (iii) amend, alter, or repeal any provision of the Certificate of Designations.

Dividends.

Shares of our Series A Preferred Stock accrue annual preferred dividends at a rate of $0.175 per share, which are payable when, as and if declared by our board of directors. The holders of the outstanding shares of our Series A Preferred Stock are also entitled to receive on each share of our Series A Preferred Stock dividends prior to, or simultaneously with, any dividend declared with respect to our common stock equal to the greater of (i) the amount of dividends that have accrued on such share of our Series A Preferred Stock and (ii) the dividend payable with respect to each share of our common stock issuable upon conversion of such share of our Series A Preferred Stock.

Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, or a Deemed Liquidation Event (as defined in the Certificate of Designation) the holders of our Series A Preferred Stock are eligible to receive the greater of (i) an amount equal to $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to our Series A Preferred Stock) (the “Original Issue Price”), plus an amount equal to accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of our Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

Conversion.

Shares of our Series A Preferred Stock are convertible at the option of the holder at any time into shares of our common stock  at a conversion rate determined by dividing the Original Issue Price by $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalizations, dividends, distributions and certain issuances of common stock) (the “Conversion Price”). This formula initially results in a one-to-one conversion ratio. The Conversion Price is subject to customary weighted average anti-dilution adjustments in the event of certain dilutive issuances of shares of our common stock or convertible securities.

We may require the conversion of all of the outstanding shares of our Series A Preferred Stock if the closing sale price of our common stock equals or exceeds $9.00 for a period of five (5) consecutive trading days with a minimum average trading volume of 35,000 shares per day over such period; provided, that, on such date, the shares of our common stock issuable upon conversion of our Series A Preferred Stock are registered for resale under the Securities Act or are otherwise eligible for resale pursuant to Rule 144 thereunder.

Notwithstanding the foregoing, prior to the receipt of all approvals, if any, of the shareholders of the Company necessary for purposes of the rules and regulations of the applicable Trading Market (as defined in the Stock Purchase Agreement), our Series A Preferred Shares shall not be converted into shares of Common Stock: (i) in the aggregate into more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization, or (ii) by any beneficial holder (as such term is defined under Rule 13d-3 of the Exchange Act) or “group” (as such term is defined under Rule 13d-5 of the Exchange Act) (such beneficial holder or group, a “Capped Holder”), if (A) the aggregate number of shares of Common Stock issued to such Capped Holder upon such conversion and any Conversion Shares then held by the Capped Holders, plus (B) the number of shares of Common Stock underlying our Series A Preferred Shares that would be held at such time by the Capped Holders (after giving effect to such conversion), plus (C) the aggregate number of shares of Common Stock held by such Capped Holder as of immediately prior to the Issuance Date, would in the aggregate exceed more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date (without regard to any limitation on conversion pursuant to this Section 5(n)), then such Capped Holder shall be entitled to convert such number of our Series A Preferred Shares as would result in the sum of clauses (A), (B) and (C) (after giving effect to such conversion) being equal to 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, in each case, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization. Any Series A Preferred Shares which a holder has elected to convert but which, by reason of the previous sentence are not so converted, shall be treated as if the holder had not made such election to convert and such Series A Preferred Shares shall remain outstanding.

Ranking.

Our Series A Preferred Stock ranks senior to our common stock with respect to distributions upon any liquidation, on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with our Series A Preferred Stock and junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to our Series A Preferred Stock.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “BMRA.” On July 17, 2020, the last reported sale price for our common stock on the NASDAQ Capital Market was $10.96 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Issuer Direct. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

SELLING STOCKHOLDERS

This prospectus relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock from time to time by the stockholder identified in the table below, which we refer to in this prospectus as the selling stockholder.

The shares of our common stock being offered by the selling stockholder include shares of our common stock that were issued and are issuable upon conversion of the shares of our Series A Preferred Stock issued to the selling stockholder. For additional information regarding the issuance of the shares of our Series A Preferred Stock and the shares of our common stock issued and issuable upon conversion thereof, see “Stock Purchase Agreement with Selling Stockholder” below.

The table sets forth certain information with respect to the selling stockholder, including (i) the identity of the selling stockholder, (ii) the number of shares of our common stock beneficially owned by the selling stockholder before this offering, (iii) the number of shares of our common stock being offered by the selling stockholder in this offering, and (iv) the number and percentage of shares of our common stock beneficially owned by the selling stockholder upon completion of this offering, assuming that all of the shares being offered by this prospectus are sold.

The information in the table and accompanying footnotes is based on information made available to us by the selling stockholder. Under applicable SEC rules, beneficial ownership includes any shares of our common stock as to which a person has sole  or shared voting power or investment power, and any shares of our common stock which the person has the right to acquire within 60 days of July 17, 2020 through the exercise of any option, warrant or right, or through the conversion of any convertible security. The percentage of shares beneficially owned is based on 11,752,589 shares of common stock issued and outstanding as of July 17, 2020. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, we believe that the selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Selling Stockholder	Shares of Common Stock Beneficially Owned Before This Offering (1)	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering (2)	Percentage of Shares Beneficially Owned upon Completion of This Offering
Palm Global Small Cap Master Fund LP	571,429	571,429	-		*

*  Represents beneficial ownership of less than 1% of our outstanding shares.

(1)              Consists of (i) 250,000 shares of common stock and (ii) 321,429 shares of Series A Preferred Stock convertible into 321,429 shares of common stock.

(2)              Assumes that all shares of common stock being registered on behalf of the selling stockholder under the registration statement of which this prospectus forms a part are sold in this offering, and that the selling stockholder will not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

All of the shares being registered for resale by the selling stockholder pursuant to this prospectus were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part.

The registration of the shares of our common stock set forth in the table does not mean that the selling stockholder will sell or otherwise dispose of all or any of those securities. The selling stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of this registration statement. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus as required by SEC rules.

Stock Purchase Agreement with Selling Stockholder

On February 21, 2020, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with, and consummated a private placement of 571,429 shares of our Series A Preferred Stock to the selling stockholder. The offer and sale of the shares were not registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Stock Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholder, pursuant to which we agreed to file a registration statement registering the resale of the shares of our common stock issuable upon conversion of our Series A Preferred Stock issued to the selling stockholder under the Stock Purchase Agreement.

As of July 17, 2020, the selling stockholder holds 321,429 shares of our Series A Preferred Stock and has converted the other 250,000 shares of our Series A Preferred Stock purchased under the Stock Purchase Agreement into shares of our common stock.

Board Observer Agreement

In connection with the Stock Purchase Agreement, we entered into a board observer agreement (the “Board Observer Agreement”) with the selling stockholder. The Board Observer Agreement provides that for the longer of three years following the closing of the transactions under the Stock Purchase Agreement or for so long as the selling stockholder holds any shares of our Series A Preferred Stock, the selling stockholder will have the right to appoint one individual to attend and observe meetings of our board of directors, subject to certain exceptions.

No Material Relationships

Except as described above, there are no material relationships between us and the selling stockholder, and there have been no material relationships within the past three years. In addition, we have been advised that the selling stockholder is not, nor is it affiliated with, any broker-dealer or underwriter.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholder may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholder may sell shares of our common stock from time to time in one or more transactions:

•          at a fixed price or prices, which may be changed;

•          at market prices prevailing at the time of sale;

•          at prices related to such prevailing market prices; or

•          at negotiated prices.

We or the selling stockholder may also sell shares of our common stock covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•        on or through the facilities of the NASDAQ Capital Market or any other stock exchange or quotation or trading service on which our common stock may be listed, quoted or traded at the time of sale; and/or

•        to or through a market maker other than on the NASDAQ Capital Market or such other stock exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•          whether we and/or the selling stockholder will be selling shares of our common stock thereunder;

•          the name or names of any underwriters, dealers or agents, if any;

•          the purchase price of the common stock and the proceeds we or the selling stockholder will receive from the sale;

•        any over-allotment options under which underwriters may purchase additional common stock from us or the selling stockholder;

•          any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•          any public offering price;

•          any discounts or concessions allowed or reallowed or paid to dealers; and

•          any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholder may use underwriters with whom we or the selling stockholder have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholder may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we or the selling stockholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholder must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholder may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Capital Market, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on the NASDAQ Capital Market or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

PKF, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries included in our Annual Report on Form 10-K, for the years ended May 31, 2019 and 2020 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on PKF, LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

•    Our Annual Report on Form 10-K for the fiscal year ended May,31,2020,as filed with the SEC on August 31,2020;

•    Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 24, 2019 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended May, 31, 2019);

•    Our Current Reports on Form 8-K as filed with the SEC on each of June 2, 2020, June 17, 2020, June 29, 2020 and September 2, 2020; and

 •    The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 23, 2016, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the initial registration statement is initially filed and prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished” and not “filed” with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to:

Zackary Irani

Chairman & Chief Executive Officer
Biomerica, Inc.

17571 Von Karman Avenue Irvine, California 92614
(949) 645-2111

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

3,333,333 Shares

BIOMERICA, INC.

PROSPECTUS SUPPLEMENT

Sole Managing Underwriter

Craig-Hallum

March 3, 2023